     As filed with the Securities and Exchange Commission on April 19, 2001

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         SYBRON DENTAL SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)





           DELAWARE                                     33-0920985
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                            1717 WEST COLLINS AVENUE
                            ORANGE, CALIFORNIA 92867
                                 (714) 516-7400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEPHEN J. TOMASSI
                             VICE PRESIDENT--GENERAL
                              COUNSEL AND SECRETARY
                         SYBRON DENTAL SPECIALTIES, INC.
                            1717 WEST COLLINS AVENUE
                            ORANGE, CALIFORNIA 92867
                                 (714) 516-7400
                (Name, address, including zip code, and telephone
                number, including area code of agent for service)

                              ---------------------

                                    COPY TO:

                                BRUCE C. DAVIDSON
                               JOSEPH D. MASTERSON
                               QUARLES & BRADY LLP
                            411 EAST WISCONSIN AVENUE
                               MILWAUKEE, WI 53202
                                 (414) 277-5000

         Approximate date of commencement of proposed sale to the public: At such time, or from time to time, after the effective date of this registration statement as the registrant shall determine, in light of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                               PROPOSED
                                                           PROPOSED            MAXIMUM
                                        AMOUNT             MAXIMUM            AGGREGATE            AMOUNT OF
     TITLE OF EACH CLASS OF              TO BE          OFFERING PRICE         OFFERING           REGISTRATION
  SECURITIES TO BE REGISTERED         REGISTERED           PER UNIT             PRICE                 FEE
--------------------------------- -------------------- ----------------- --------------------- -------------------
Debt Securities                         (1)(2)               (3)           $150,000,000 (3)         $37,500

Preferred Stock, par value $.01
per share

Common Stock, par value $.01
per share, and associated
Preferred Stock Purchase Rights
==================================================================================================================

(1) Such indeterminate amount of Debt Securities, Preferred Stock and Common Stock as may from time to time be issued at indeterminate prices. Each share of Common Stock will have attached thereto one Preferred Stock Purchase Right issued pursuant to the registrant's Rights Agreement. Securities registered hereunder (the "Securities") may be sold separately, together or as units with other Securities registered hereunder.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all Securities not to exceed $150,000,000. If any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering price for Securities aggregating $150,000,000. In addition, this Registration Statement includes such presently indeterminate amount of Securities as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.

(3) Exclusive of accrued interest on Debt Securities and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

                          ----------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 19, 2001

PROSPECTUS
                         SYBRON DENTAL SPECIALTIES, INC.

                                  $150,000,000

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK

         We may, from time to time, offer and sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.

         This prospectus provides you with a general description of the securities we may offer. Specific terms of these securities will be provided in supplements to this prospectus. Supplements to this prospectus also may add, update, or change information contained or incorporated in this prospectus.

         You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         Our common stock, together with the associated preferred stock purchase rights, is listed on the New York Stock Exchange under the symbol "SYD."

         This prospectus may not be used to complete sales of offered securities unless accompanied by a prospectus supplement. We urge you to read this prospectus and the prospectus supplement carefully before you make your investment decision.

                          ----------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

         The date of this prospectus is _______________, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information ......................................... 3
Forward-Looking Statements .................................................. 3
Sybron Dental Specialties, Inc. ............................................. 4
Use of Proceeds ............................................................. 4
Ratio of Earnings to Fixed Charges .......................................... 5
Description of Debt Securities .............................................. 5
Description of Preferred Stock ..............................................13
Description of Common Stock and Associated Rights ...........................14
Book-entry Issuance .........................................................18
Plan of Distribution ........................................................20
Legal Opinions ..............................................................22
Experts .....................................................................22

                          ----------------------------

         You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

         We are not making any offer of these securities in any state where the offer is not permitted.

         You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement of which this prospectus is a part, the exhibits filed with the registration statement and these other SEC filings are available to you at the SEC's Internet site at http://www.sec.gov. You may read and copy any filed document at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

         The SEC allows us to "incorporate by reference" information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this prospectus:

         o the "Risk Factors" section in our registration statement on Form 10, as amended by amendment No. 2 on Form 10/A, declared effective by the SEC on November 9, 2000, the description of our common stock and the associated preferred stock purchase rights contained in that registration statement and any amendment or report filed for the purpose of updating that description;

         o our annual report on Form 10-K for the fiscal year ended September 30, 2000;

         o our quarterly report on Form 10-Q for the quarter ended December 31, 2000;

         o  our current report on Form 8-K dated as of December 8, 2000; and

         o any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus or terminate the offering.

         You may request copies of these filings at no cost, by writing or calling us at Sybron Dental Specialties, Inc., Attn: Investor Relations, 1717 West Collins Avenue, Orange, California 92867, telephone (714) 516-7400.

         We maintain an Internet web site at http://www.sybrondental.com. Our web site and information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

                           FORWARD-LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "ESTIMATE," "EXPECT," "GOAL," "OBJECTIVE," "OUTLOOK" AND SIMILAR EXPRESSIONS SIGNIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED UPON OUR EXPECTATIONS AT THE TIME WE MAKE THEM AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ASSUMPTIONS AND OTHER FACTORS REFERRED TO SPECIFICALLY IN CONNECTION WITH FORWARD-LOOKING STATEMENTS, FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FACTORS DESCRIBED UNDER THE CAPTIONS "CAUTIONARY FACTORS" OR "RISK FACTORS" IN OUR SEC FILINGS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT OR INCLUDED UNDER THE CAPTION "RISK FACTORS" IN ANY PROSPECTUS SUPPLEMENT. THE RISKS AND UNCERTAINTIES SO IDENTIFIED ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY BELIEVE TO BE IMMATERIAL ALSO MAY ADVERSELY AFFECT US. SHOULD ANY RISKS AND UNCERTAINTIES DEVELOP INTO ACTUAL EVENTS, THESE DEVELOPMENTS COULD HAVE MATERIAL ADVERSE EFFECTS ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. FOR THESE REASONS, WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON OUR FORWARD-LOOKING STATEMENTS.

                         SYBRON DENTAL SPECIALTIES, INC.

         We are a leading manufacturer of value-added products for the dental and orthodontic professions and products for use in infection control.

         We operate three business segments:

         o Professional Dental. We develop, manufacture, market, and distribute a comprehensive line of consumable products to the dental industry worldwide.

         o Orthodontics. We engineer, manufacture, market, and distribute an array of consumable orthodontic products, and endodontic products used in root canal therapy, worldwide.

         o Infection Control Products. We develop, manufacture, market, and distribute consumable infection prevention products to the dental and medical markets.

         We market our products in the United States and abroad under brand names such as KERR(R), Belle(TM), Metrex(R), ORMCO(R) and "A" Company Orthodontics(R), PINNACLE(R), DEMETRON(R) and AOA(TM), which are well recognized in the dental, orthodontics and infection control industries.

         Prior to December 11, 2000, we were a wholly owned subsidiary of Sybron International Corporation, which is now known as Apogent Technologies Inc. On December 11, 2000, Sybron International spun off its dental business by a pro rata distribution to its shareholders of all of our outstanding common stock together with related preferred stock purchase rights. As a result of the spin-off, we became an independent, publicly traded company.

         Sybron Dental Specialties, Inc. was incorporated in Delaware on July 17, 2000, to effect the spin-off referred to above. Our principal executive offices are located at 1717 West Collins Avenue, Orange, California 92867; telephone (714) 516-7400.

         When we use the terms "SDS", "we" or "our" in this prospectus, unless the context requires otherwise, we are referring to Sybron Dental Specialties, Inc. and its subsidiaries and their respective predecessors that, prior to the spin-off, comprised Sybron International's dental business. Our fiscal year ends September 30. All references to a particular year mean the fiscal year ended September 30 of that year, unless we indicate otherwise.

                                 USE OF PROCEEDS

         Unless we state otherwise in any prospectus supplement, we expect to use substantially all of the net proceeds from the sale of the securities offered by this prospectus:

         o  to repay or retire outstanding indebtedness;

         o  to add to our working capital;

         o  to finance future acquisitions of other entities or their assets;
            and

         o  for other general corporate purposes.

         If we intend to use the proceeds to repay outstanding debt, we will provide details about the particular debt that is being repaid.

         We may temporarily invest any proceeds that are not immediately applied in U.S. government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations, or we may deposit the proceeds with banks.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

                                                   Year Ended September 30,               Three Months
                                         ------------------------------------------     Ended December 31,
                                         1996       1997     1998    1999      2000           2000
                                         ----       ----     ----    ----      ----     ------------------
Ratio of earnings to fixed charges       4.28       4.04     3.18    5.25      3.53           2.60


         For the purpose of calculating the ratio of earnings to fixed charges in 1997, 1998, 1999, 2000 and the three months ended December 31, 2000, "earnings" consists of income before income taxes and extraordinary item, and fixed charges. "Fixed charges" consists of interest expense, amortization of deferred financing fees and an estimate of interest within rental expense, deemed by us to be 30%.

         Until 1997, income tax expense and interest expense were recorded only at the level of our corporate parent at that time, Sybron International. For the purpose of calculating the ratio of earnings to fixed charges in 1996, "earnings" consists of net income plus income taxes of 43%, Sybron International's effective tax rate in 1996, and fixed charges. "Fixed charges" in 1996 consists of an allocation of interest expense from Sybron International, amortization of deferred financing fees and an estimate of interest within rental expense, deemed by us to be 30%. The allocation of interest expense for 1996 was calculated using 35.88% of the total interest expense for Sybron International, which is the average historic percentage for 1997-2000.

         As we did not pay any preferred stock dividends during the periods indicated above, the ratio of combined fixed charges and preference dividends to earnings is the same as the ratio of earnings to fixed charges.

         Our ratios of earnings to fixed charges for the periods presented above are not necessarily representative of what our ratios would have been had we operated as a separate, stand-alone entity throughout these periods because some functions were historically performed by Sybron International's headquarters, such as legal, tax, treasury, reporting and insurance, and allocated to us. As a separate, stand-alone entity after the spin-off, we will have to duplicate these functions and we will incur other incremental costs of operating as an independent, publicly traded company. Consequently, we may incur greater or lower selling, general and administrative expenses in connection with operating as a stand-alone company than those allocated to us by Sybron International. In addition, as a result of the spin-off, we incurred additional borrowings under our credit facility in an amount greater than our historical indebtedness and at a higher rate of interest. Accordingly, our interest charges are expected to be greater than those previously incurred.

                         DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities in one or more distinct series. We describe in this section the general terms that will apply to any particular series of debt securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a particular series, we will describe in the prospectus supplement that relates to the series the specific terms of the securities and the extent to which the general terms described in this section apply to the securities of that series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that differs from the information below.

         We will issue the debt securities under an indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part. In the discussion that follows, we summarize particular provisions of the indenture and include, where appropriate, the relevant section numbers of the indenture in parentheses. Because this section is a summary, it does not describe every aspect of the debt securities and the indenture that may be important to you. We encourage you to read the indenture for a more complete understanding of the provisions we describe. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

         The debt securities will be issued in one or more series under the indenture pursuant to securities resolutions (which, as defined in the indenture, may be in the form of a resolution or a supplemental indenture) authorizing the particular series. For a description of the terms of any series of debt securities, you should review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

         The aggregate principal amount of securities that we may issue under the indenture is unlimited. (Section 2.01) The securities will be our direct unsecured general obligations.

GENERAL

         The indenture does not significantly limit our operations. In particular, it does not:

         o limit the amount of debt securities that we can issue under the indenture;

         o limit the number of series of debt securities that we can issue from time to time;

         o restrict the total amount of debt that we or our subsidiaries may incur; or

         o contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

         As of the date of this prospectus, there are no debt securities outstanding under the indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

         Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

TERMS

         A prospectus supplement and the securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

         o the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

         o the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

         o the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

         o the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

         o the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

         o  the manner of paying principal and interest on the debt securities;

         o  the place or places where principal and interest will be payable;

         o the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

         o  the terms of any conversion or exchange right;

         o the terms of any redemption of debt securities at the option of holders;

         o  any tax indemnity provisions;

         o if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining such payments;

         o the portion of principal payable upon acceleration of any discounted debt security, as described below;

         o whether and upon what terms debt securities may be defeased, which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series;

         o whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

         o provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

         o the ranking of the debt securities, including the relative degree, if any, to which the debt securities of such series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

         o any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

         o  any provisions relating to the deferral of payment of any interest;
            and

         o any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 2.01)

         We may issue debt securities of any series as registered debt securities or uncertificated debt securities, and in such denominations as we specify in the securities resolution and prospectus supplement for the series. (Sections 2.01 and 2.11)

         A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.06)

         We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special United States federal income tax and other considerations applicable to discounted debt securities will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Section 1.01)

CONVERSION AND EXCHANGE

         The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at our option. (Section 9.01)

CERTAIN COVENANTS

         Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

RANKING

         Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent unsecured debt. The indenture does not limit us or our subsidiaries if we decide to issue additional debt.

         Debt securities of a series may be subordinated to senior indebtedness, as defined below, to the extent set forth in a prospectus supplement. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and a prospectus supplement, to the prior payment of all of our indebtedness that is designated as "senior indebtedness" with respect to the series. Senior indebtedness is defined generally to include all notes or other evidences of indebtedness for money borrowed by us, including guarantees, not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

SUCCESSOR OBLIGOR

         The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another unrelated company, unless:

         o that company is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state;

         o that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons; and

         o immediately after the transaction no default exists under the indenture.

         The successor shall be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

EXCHANGE OF DEBT SECURITIES

         Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in the denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.06)

DEFAULTS AND REMEDIES

         Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

         o we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days;

         o we default in the payment of the principal and premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

         o we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 30 days;

         o we default in the performance of any other agreements applicable to the series and the default continues for 60 days after the notice specified below;

         o  pursuant to or within the meaning of any Bankruptcy Law, we:

            --  commence a voluntary case,

            -- consent to the entry of an order for relief against us in an involuntary case,

            -- consent to the appointment of a custodian for us or for all or substantially all of our property, or

            --  make a general assignment for the benefit of our creditors;

         o a court of competent jurisdiction enters an order or decree against us under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

            --  is for relief in an involuntary case,

            -- appoints a custodian for us or for all or substantially all of our property, or

            --  orders us to liquidate, or

         o there occurs any other event of default provided for in such series. (Section 6.01)

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

         A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

         If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

         The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

         If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

         A holder of a series of securities may pursue a remedy with respect to the series only if:

         o the holder gives the trustee notice of a continuing event of default on the series;

         o the holders of at least 25% in principal amount of the series make a request to the trustee to pursue the remedy;

         o those holders offer the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

         o the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         o during that 60-day period, the holders of a majority in principal amount of the series do not give the trustee a direction inconsistent with the request to pursue the remedy. (Section 6.06)

         The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

         The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision; in that case the prospectus supplement will describe the terms of that provision.

AMENDMENTS AND WAIVERS

         The indenture and the debt securities may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities and the indenture with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

         However, without the consent of each debt security holder affected, no amendment or waiver may:

         o reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

         o reduce the interest on or change the time for payment of interest on any debt security (except an election to defer interest in accordance with any provisions for the deferral of interest contained in the applicable securities resolution);

         o change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

         o reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on acceleration thereof;

         o change the currency in which the principal or interest on a debt security is payable;

         o make any change that materially adversely affects the right to convert or exchange any debt security; or

         o waive any default in payment of interest on or principal of a debt security. (Section 10.02)

         Without the consent of any debt security holder, we may amend the indenture or the debt securities:

         o  to cure any ambiguity, omission, defect, or inconsistency;

         o to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption;

         o to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

         o  to create a series of debt securities and establish its terms;

         o to provide for a separate trustee for one or more series of debt securities; or

         o to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Debt securities of a series may be defeased (which means that certain of our obligations would no longer apply to them) at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

         We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.
(Section 8.01)

         To exercise either defeasance option as to a series of debt securities, we must:

         o irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

         o deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

         o comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of :

         o  the United States, or

         o an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States,

which, in either case,

         o have the full faith and credit of the United States of America pledged for payment, and

         o  are not callable at the issuer's option.

         This includes certificates representing an ownership interest in these obligations. (Section 8.02)

REGARDING THE TRUSTEE

         The prospectus supplement for particular debt securities will identify the trustee and registrar for those debt securities. Unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee.

                         DESCRIPTION OF PREFERRED STOCK

         Under our restated certificate of incorporation ("certificate of incorporation"), we may issue, in one or more series, up to 20,000,000 shares of preferred stock, $.01 par value per share, with the voting powers, redemption rights, dividend rights, rights upon dissolution or distribution of assets, conversion or exchange rights, designations, preferences and relative participating, optional or other special rights, if any, and the qualifications, limitations and restrictions as may be provided by resolution of the board of directors. No preferred stock has been issued as of ______________ __, 2001. Rights to purchase Series A Preferred Stock (the "rights") have been distributed to holders of our common stock under a rights agreement, as described below under "Description of Common Stock and Associated Rights," and 2,500,000 shares of Series A Preferred Stock have been designated and reserved for that purpose.

         This summary highlights selected information about the preferred stock that we may issue, and may not contain all of the information that is important to you. We encourage you to read our certificate of incorporation and the certificate of designation creating any particular series of preferred stock because they, and not this summary, define the rights of holders of preferred stock. We have filed our certificate of incorporation and the certificate of designation of the Series A Preferred Stock with the SEC, and we will file any certificate of designation creating additional series of preferred stock with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

         The specific terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement will be described in the prospectus supplement. The terms of the offered preferred stock may differ from the terms set forth below if so indicated in the prospectus supplement.

         Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock offered hereunder, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable, and holders of preferred stock will have no preemptive rights.

         You should read the prospectus supplement for the terms of any series of preferred stock offered, including the following:

         o  the title and par value of the preferred stock;

         o the number of shares of the preferred stock offered, the liquidation preference per share (if any) and the offering price per share of the preferred stock;

         o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculating such rates, periods or dates applicable to that series of preferred stock;

         o the date from which dividends on the preferred stock will accumulate, if applicable;

         o  the liquidation rights of the preferred stock;

         o the procedures for auction or remarketing, if any, of the preferred stock;

         o  the sinking fund provisions, if applicable, for the preferred stock;

         o  the redemption provisions, if applicable, for the preferred stock;

         o whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period, or the method of determining these things;

         o whether the preferred stock will have voting rights and the terms of the voting rights, if any;

         o whether the preferred stock will be listed on any securities exchange;

         o whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities; and

         o any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

         The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of preferred stock offered by the prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND ASSOCIATED RIGHTS

         This summary highlights selected information about our common stock and the associated rights, and may not contain all of the information that is important to you. Under our certificate of incorporation we are currently authorized to issue up to 250,000,000 shares of common stock, par value $.01 per share. We encourage you to read our certificate of incorporation and the rights agreement creating the rights because they, and not this summary, define the rights of holders of common stock and the associated rights. We have filed our certificate of incorporation and the rights agreement with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

         Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. Directors are elected by a plurality of the votes cast. Generally, unless a different vote is required by the certificate of incorporation, the bylaws or Delaware law, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present in person or represented by proxy at a meeting at which a quorum is present, subject to any voting rights granted to holders of then outstanding preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to our certificate of incorporation must be approved by the affirmative vote of a majority of the outstanding shares of common stock, except that amendments of certain provisions of the certificate of incorporation and any amendments to the bylaws by the stockholders require a two-thirds vote, as described below.

         Dividends. Holders of common stock will share ratably in any dividend declared by the board of directors with respect to the common stock, subject to any preferential rights of any outstanding preferred stock.

         Liquidation and Dissolution. If SDS is liquidated or dissolved, the holders of the common stock will be entitled to share in the assets of SDS available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive their preferential share of the assets of SDS before the holders of the common stock receive any assets.

         Other Rights.  Holders of the common stock, as such, have no right to:

         o  convert the stock into any other security;

         o  have the stock redeemed; or

         o purchase additional stock or maintain their proportionate ownership interest.

         Transfer Agent and Registrar. EquiServe Trust Company, N.A., is the transfer agent and registrar for the common stock.

RIGHTS ASSOCIATED WITH THE COMMON STOCK

         As of December 11, 2000, our board of directors declared a dividend distribution of one right for each outstanding share of common stock. Each right entitles the registered holder to purchase from SDS a unit consisting of one one-hundredth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at a purchase price of $65 per Unit, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between SDS and EquiServe Trust Company, N.A., as rights agent, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

         As with most stockholder rights agreements, the terms of our rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability of the rights. This summary may not contain all of the information that is important to you. Accordingly, if you want more complete information, you should read the form of rights agreement that is filed as an exhibit to the registration statement of which this prospectus is a part.

         The rights are attached to all common stock certificates representing outstanding shares, and no separate rights certificates have been distributed. The rights will separate from the common stock and be represented by separate certificates approximately 10 business days after someone acquires or commences a tender offer for 15% or more of the outstanding common stock.

         After the rights separate from the common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

         All shares of common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on December 11, 2010, unless earlier redeemed or exchanged by SDS.

         The Series A Preferred Stock. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each right should approximate the value of one share of SDS common stock. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1 per share and an aggregate dividend of 100 times the dividend declared per share of SDS common stock. If there is a liquidation of SDS, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share. Each preferred share will have 100 votes and will vote together with the SDS common stock, except as otherwise provided in the rights agreement or by law. If there is any merger, consolidation or other transaction in which shares of SDS common stock are exchanged, each preferred share will be entitled to receive 100 times the amount received per share of SDS common stock. These rights are protected by customary anti-dilution provisions.

         Triggering Events. If an acquiror obtains or has the right to obtain 15% or more of the outstanding shares of SDS common stock, except in connection with an offer which our board of directors has determined to be at a price that is fair and not inadequate and otherwise in the best interests of SDS and its stockholders, then each right will entitle the holder to purchase a number of shares of SDS common stock with a then current market value of $130 for $65, unless this amount is adjusted (in other words, having a value equal to two times the exercise price of the right).

         Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value of twice the exercise price of the right if an acquiror obtains 15% or more of the outstanding SDS common stock, and any of the following occurs:

         o  SDS merges into another entity;

         o  an acquiring entity merges into SDS; or

         o  SDS sells more than 50% of its assets or earning power.

         Under our rights agreement, any rights that are or were owned by an acquiror of more than 15% of our outstanding common stock will be null and void.

         After an acquiror obtains 15% or more, but less than 50%, of our outstanding common stock, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares or preferred shares. If our board exercises this option, the exchange ratio is one common share or one one-hundredth of a preferred share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

         Redemption Provisions. Our board of directors may, at its option, redeem all of the outstanding rights prior to 10 business days following the time that an acquiror obtains 15% or more of our outstanding common stock. The redemption price is $.01 per right, but this amount may be adjusted under some circumstances. The right to exercise the rights will terminate when our board of directors orders the redemption of the rights, and then the only right of the holders of the rights will be to receive the redemption price.

         Other Matters. Holders of rights have no rights as stockholders of SDS, including the right to vote or receive dividends, simply by virtue of holding the rights.

         The rights agreement may be amended by the board of directors without the approval of the holders of the rights prior to the date the rights separate from the common stock. However, after that date, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the rights, excluding the interest of any acquiror. In addition, no amendment may be made at a time when the rights are not redeemable.

         The rights may have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire SDS. The rights, however, should not affect any potential acquiror willing to make an offer at a price that is fair and not inadequate and otherwise in the best interests of SDS and its stockholders. The rights should not interfere with any merger or other business combination approved by our board since our board may, at its option, at any time until 10 business days following the date a stockholder acquires 15% or more of our common stock, redeem all the rights. In addition, the rights should not interfere with a proxy contest.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS THAT MAY HAVE ANTI-TAKEOVER EFFECTS

         Our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire SDS by means of a tender offer, proxy contest or otherwise. The description set forth below is intended as a summary only. For complete information you should read our certificate of incorporation and bylaws that are filed as exhibits to the registration statement of which this prospectus is a part.

         Classified Board of Directors; Number of Directors. Our certificate of incorporation divides the board into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Under the certificate of incorporation, the number of directors constituting the entire board will be fixed from time to time by the board of directors, but the number cannot be less than six or more than nine (plus such number of directors, if any, as may be elected pursuant to the terms of any preferred stock that may be outstanding).

         Removal of Directors by Stockholders; Filling Vacancies. Delaware law provides that members of a classified board of directors may only be removed for cause, by a vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. The board of directors, acting by a majority vote of the directors then in office, may fill any newly created directorships or vacancies on the board of directors.

         No Stockholder Action by Written Consent; Special Meetings. Our certificate of incorporation provides that stockholders of SDS may not act by written consent and may only act at duly called meetings of stockholders. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by a majority of the board of directors or by the chairman of the board of directors.

         Amendment of Bylaws. Our certificate of incorporation provides that the board of directors is authorized to amend our bylaws, subject to the right of the stockholders to amend them, but requires the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast by the outstanding shares entitled to vote thereon for stockholders to amend the bylaws.

         Stockholder Vote Required to Amend Certain Provisions of the Certificate of Incorporation. Our certificate of incorporation provides that the affirmative vote of at least two-thirds of the votes entitled to be cast by the outstanding shares entitled to vote thereon is required to amend the provisions of the certificate of incorporation referred to above relating to:

         o  the number and classification of directors;

         o the prohibition of stockholder action without a meeting and the call of special meetings;

         o  the amendment of the bylaws; and

         o  the super-majority voting requirements.

         Advance Notice Requirements for Stockholder Proposals and Director Nominees. Our bylaws require advance notice with regard to business proposed to be submitted by a stockholder at any annual or special meeting of our stockholders, including the nomination of candidates for election as directors. Notice of proposed stockholder business must be timely given in writing to our corporate secretary prior to the meeting. To be timely, notice relating to an annual meeting must be received at our principal executive offices not less than 60 days nor more than 90 days before the first anniversary of the prior year's annual meeting.

         Notice to us from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, under the SEC's proxy rules, and must include the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

         The chairman of a meeting of stockholders may determine that a person is not nominated in accordance with the nomination procedure, in which case the person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business was not properly brought before the meeting in accordance with the bylaw procedures, that business will not be conducted at the meeting. Nothing in the nomination procedure or the business procedure will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the applicable procedures.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

         We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a three-year period following the time the stockholder becomes an interested stockholder, unless:

         o prior to that date, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

         o at or subsequent to that date, the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding stock which is not owned by the interested stockholder.

         An "interested stockholder" is generally defined as any person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's outstanding voting stock. A "business combination" is defined to include mergers, asset sales, and other specified transactions resulting in financial benefit to the interested stockholder.

         Under some circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

                               BOOK-ENTRY ISSUANCE

          The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary or its nominee identified in the prospectus supplement relating to that series. The depositary will be The Depository Trust Company ("DTC") unless otherwise indicated in the applicable prospectus supplement for a series. Book-entry securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual securities that it represents, a book-entry security may not be transferred except as a whole to a nominee of the depositary or to a successor depositary or any nominee of the successor.

         DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

         Purchases of book-entry securities within the DTC system must be made by or through direct participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each actual purchaser of each book-entry security (Beneficial Owner) is in turn to be recorded on the direct and indirect participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the Beneficial Owners purchased book-entry securities. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in book-entry securities, except in the event that use of the book-entry system is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

         To facilitate subsequent transfers, all book-entry securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the book-entry securities; DTC's records reflect only the identity of the direct participants to whose accounts such book-entry securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         We expect that conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners and the voting rights of direct participants, indirect participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. as the registered holder of the book-entry securities.

         Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         As long as the book-entry securities are held by DTC or its nominee and DTC continues to make its same-day funds settlement system available to us, all payments on the book-entry securities will be made by us in immediately available funds to DTC. We have been advised that DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment on book-entry securities to DTC is our responsibility or the responsibility of the relevant trustee (as applicable), disbursement of such payments to direct participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

         DTC may discontinue providing its services as securities depositary with respect to any securities at any time by giving reasonable notice to us or the indenture trustee. Under those circumstances, if we do not appoint a successor depositary within 90 days, we will issue individual definitive securities in exchange for all the global securities representing the debt securities or preferred stock. In addition, we may at any time and in our sole discretion determine not to have the debt securities or preferred stock represented by global securities and, in that event, will issue individual definitive securities in exchange for all the global securities representing them. Individual definitive debt securities so issued will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and registered in such names as DTC shall direct. Individual preferred securities will be issued in whole shares and registered in such names as DTC shall direct.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

         We may sell the securities from time to time

         o  directly to purchasers,

         o  through agents,

         o  through underwriters or dealers, or

         o  through a combination of these methods.

GENERAL

         Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

AGENTS

         We may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the securities.

UNDERWRITERS

         If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters may include Credit Suisse First Boston Corporation.

         Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

DEALERS

         We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

DIRECT SALES

         We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

INSTITUTIONAL PURCHASERS

         We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

         We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

INDEMNIFICATION; OTHER RELATIONSHIPS

         We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS

         Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

         Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

                                 LEGAL OPINIONS

         Quarles & Brady LLP, Milwaukee, Wisconsin, our legal counsel, will issue an opinion letter concerning the legality of the securities that we are offering in this prospectus. The legality of the securities offered by this prospectus will be passed upon for the underwriters, dealers and agents, if any, as set forth in the prospectus supplement.

                                     EXPERTS

         Our combined balance sheets as of September 30, 1999 and 2000, the related combined statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended September 30, 2000, and the related financial statement schedule included in our annual report on Form 10-K for the fiscal year ended September 30, 2000, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement are as follows:

SEC registration fee (actual).......................................... $ 37,500
NASD filing fee (actual)...............................................   15,500
Trustee's fees and expenses ...........................................   10,000
Printing fees and expenses.............................................  125,000
Legal fees and expenses................................................  125,000
Accountants' fees and expenses.........................................  100,000
Rating agencies' fees..................................................   40,000
Miscellaneous expenses.................................................   27,000
                                                                        --------
   Total............................................................... $480,000
                                                                        ========

ITEM 15.  INDEMNIFICATION AND INSURANCE

         Delaware Law. Sybron Dental Specialties, Inc. ("SDS") is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

         A Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that the person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

         To the extent that a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person and incurred by the person in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

         Certificate of Incorporation. In its restated certificate of incorporation, SDS has agreed to indemnify its directors and officers to the fullest extent authorized or permitted by the Delaware General Corporation Law, as now in effect or as in effect at a future date. Any repeal or modification of the director and officer indemnification provisions of SDS's charter will not have any effect on directors' or officers' rights to indemnification with respect to acts or omissions occurring prior to the repeal or modification.

         Bylaws; Other Provisions for Indemnification. SDS's bylaws contain provisions that generally parallel the indemnification provisions of the Delaware General Corporation Law and cover certain procedural matters not dealt with in the Delaware General Corporation Law. Furthermore, certain of SDS's officers or directors are also officers or directors of subsidiaries of SDS and, as a result, such officers or directors may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. SDS also may enter into indemnification agreements with its directors and executive officers to provide contractual indemnity rights to those individuals.

         Insurance. Directors and officers of SDS are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers, including liabilities under the Securities Act of 1933.

         LIMITATIONS ON LIABILITY OF DIRECTORS

         SDS's restated certificate of incorporation provides that no director of SDS shall be personally liable to SDS or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law, as now in effect or as amended in the future.

         As presently in effect, the Delaware General Corporation Law does not eliminate or limit the liability of any director:

         o for any breach of the director's duty of loyalty to the corporation or its stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o for unlawful payments of dividends, unlawful stock purchases or redemptions; or

         o for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is amended in the future to authorize the further elimination or limitation of director liability, the liability of directors will be limited or eliminated in accordance with those changes. Any repeal or modification of the director liability provisions of SDS's charter will not have any effect on a director's liability with respect to acts or omissions occurring prior to the repeal or modification.

ITEM 16.  EXHIBITS.

         See Exhibit Index following the Signatures page in this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

         (a) Rule 415 Offering. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * * * *

         (h) Request for Acceleration of Effective Date. Reference is made to the indemnification provisions described in Item 15 of this registration statement.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) Rule 430A. (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared active.

                        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (j) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (considering its former parent's reporting history under the Securities Exchange Act of 1934 prior to its spin-off, in accordance with the staff position in Question 9 of SEC Staff Legal Bulletin No. 4, September 16, 1997) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on April 19, 2001.

                                           SYBRON DENTAL SPECIALTIES, INC.



                                       By: /s/ FLOYD W. PICKRELL, JR.
                                           -------------------------------------
                                           Floyd W. Pickrell, Jr.
                                           President and Chief Executive Officer


                              --------------------

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints, Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              ---------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

         Signature                                             Title
         ---------                                             -----

/s/ FLOYD W. PICKRELL, JR.               President, Chief Executive Officer and Director
-------------------------------          (Principal Executive Officer of the Registrant)
Floyd W. Pickrell, Jr.


/s/ GREGORY D. WALLER                    Vice President-Finance, Chief Financial Officer and
-------------------------------          Treasurer (Principal Financial Officer and Principal
Gregory D. Waller                        Accounting Officer of the Registrant)


/s/ DENNIS BROWN                         Director
-------------------------------
Dennis Brown


/s/ DONALD N. ECKER                      Director
-------------------------------
Donald N. Ecker




/s/ ROBERT W. KLEMME                     Director
-------------------------------
Robert W. Klemme


/s/ JAMES R. PARKS                       Director
-------------------------------
James R. Parks


/s/ WILLIAM E.B. SIART                   Director
-------------------------------
William E.B. Siart



/s/ KENNETH F. YONTZ                     Director
-------------------------------
Kenneth F. Yontz


*Each of these signatures is affixed as of April 19, 2001.

                         SYBRON DENTAL SPECIALTIES, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-16057)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-3 REGISTRATION STATEMENT


EXHIBIT                                                          INCORPORATED HEREIN                  FILED
NUMBER                  DESCRIPTION                                BY REFERENCE TO                   HEREWITH
-------                 -----------                              -------------------                 --------

1*             Form of Underwriting Agreement

4.1            Form of Indenture for Debt Securities                                                     X

4.2            Form of Debt Security                                                                Included in
                                                                                                    Exhibit 4.1

4.3            (a) Restated Certificate of               Exhibit 3.1 to Amendment No. 2 to the
               Incorporation of the Registrant           Registrant's Registration Statement
                                                         on Form 10/A filed on November 9,
                                                         2000 (File No. 1-16057) (the "Form
                                                         10/A No. 2")

               (b) Certificate of Designation,           Exhibit 3.1(b) to the Registrant's
               Preferences and Rights of Series A        Annual Report on Form 10-K for the
               Preferred Stock                           fiscal year ended September 30, 2000

4.4            Bylaws of the Registrant                  Exhibit 3.2 to the Form 10/A No. 2

4.5            Rights Agreement, dated as of December    Exhibit 4 to the Registrant's Current
               8, 2000, between the Registrant and       Report on Form 8-K dated December 8,
               EquiServe Trust Company, N.A., as         2000 and filed on December 12, 2000
               Rights Agent, including the Form of
               Certificate of Designation, Preferences
               and Rights of Series A Preferred Stock
               (Exhibit A), Form of Rights Certificate
               (Exhibit B) and Form of Summary of
               Rights (Exhibit C)

5              Opinion of Quarles & Brady LLP                                                            X

12             Computation of ratio of earnings to                                                       X
               fixed charges

23.1           Consent of KPMG LLP                                                                       X

23.2           Consent of Quarles & Brady LLP                                                       Contained in
                                                                                                    Exhibit 5.1

24             Power of Attorney                                                                 On signature page
                                                                                                  of registration
                                                                                                     statement

25**           Statement of Eligibility of Trustee on
               Form T-1


------------------
* To be filed as an exhibit to an amendment to this registration statement, or to a current report on Form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.

** The registrant intends to rely on Section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee for an offering on a delayed basis and will file an application on Form T-1 for this purpose if and when required.

                                      EI-2